EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cordia Corporation – CORG - Announces Financial Results for Third Quarter of 2005

Third Quarter Highlights

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Net income of $458,502 or $.10 per basic share or $.07 per share fully diluted in Q3 of 2005 versus income of $1,679 in Q3 0f 2004

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Revenues increase 244% to $11.7 million for Q3 of 2005 versus $3.4 million for Q3 of 2004

Nine Months Highlights

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Net Income of $1.32 million for the first nine months of 2005 versus a loss of $(149,040) for the same period 2004

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Revenues Increase 335% to $31.02 million for the first nine months of 2005 versus $7.12 million  for 2004

Orlando, FL – November 15, 2005 – Cordia Corporation (OTCBB: CORG), a communications services provider, announced the results of operations for the third quarter and nine months ended September 30, 2005.

Third quarter results:

The Company reported revenues of $11.71 million for the quarter ending September 30, 2005, an increase of approximately $8.3 million or 244%, from the $3.41 million in reported revenues for the quarter ended September 30, 2004.

Cordia reported third quarter EBITDA of $576,613 for the quarter ended September 30, 2005, an improvement from the $33,416 of EBITDA compared to the same period during 2004. Net income increased to $458,502, or $0.10 per basic share and $0.07 per fully diluted share, compared to a net income of $1,679 or $0.00 per basic and fully diluted share last year.

Nine months results:

The Company reported revenues of $31.02 million for the nine months ended September 30, 2005, an increase of approximately $23.9 million or 335%, from the $7.12 million in reported revenues for the nine months ended September 30, 2004.

Cordia reported EBITDA of $1.53 million for the nine months ended September 30, 2005, an improvement from $(92,270) of EBITDA in the same period during 2004. Net income increased to $1.32 million, or $0.29 per basic share and $0.21 per fully diluted share, compared to a net loss of $(149,040) or $(0.03) per basic and fully diluted share for the same period last year.

Our balance sheet shows $11.13 million in total assets as of September 30, 2005, as compared to $5.5 million at December 31, 2004 and stockholder equity increased to approximately $1.95 million from a deficit of $(851,144) at December 31, 2004.

Joel Dupré, Chief Executive Officer of Cordia Corporation, stated, "We accomplished several milestones during the third quarter of 2005, while maintaining our rapid growth and expansion.  We continue to rollout our VoIP network by building strategic relationships nationally and internationally, with a particular focus on the Asia-Pacific region.  In September, Cordia obtained a license from the Telecommunication Authority in Hong Kong.  We anticipate the commencement of our international VoIP service offering during 4th quarter 2005.”

Kevin Griffo, President of Cordia, commented, “We continue to focus on the enhancement of our financial performance through the implementation of our customer service reorganization, targeted marketing and new credit scoring initiatives. These initiatives should create greater efficiency and earnings as we pursue new territories for expansion over the next year.”

Conference Call Reminder

A conference call to discuss our 3Q results will take place at 4:15 p.m. Eastern, on Tuesday, November 15, 2005.  Anyone interested in participating should call 800-322-0079 if calling within the United States or 973-935-2100 if calling internationally approximately 5 to 10 minutes prior to 4:15 p.m.  There will be a playback available until November 22, 2005.  To listen to the playback, please call 877-519-4471 if calling within the United States or 973-341-3080 if calling internationally.  Please use pass code 6706428 for the replay.

This call is being webcast by ViaVid Broadcasting and may be accessed at Cordia's website at http://www.cordiacorp.com.  The webcast may also be accessed at ViaVid's website at www.viavid.net.  The webcast can be accessed through February 28, 2006 on either site.  To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: www.microsoft.com/windows/windowsmedia/en/download/default.asp .

About Cordia Corporation

Cordia Corporation develops and provides industry specific applications, solutions and services. Cordia's primary operations are currently concentrated in the telecommunications industry through its operating subsidiary, Cordia Communications Corp. In addition to retail and wholesale telecommunications services, Cordia also provides a suite of proprietary Web-based software and outsourced services it refers to as "UNE-P in a Box" that permit competitive local and long distance telecommunications providers to rapidly introduce local and long distance services.

This release contains forward-looking statements that involve risks and uncertainties. Cordia's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; Cordia's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which Cordia can operate, access new markets, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary in such forward-looking statements.

Contact:

Cordia Corp

Kevin Griffo, 866-777-7777

kgriffo@cordiacorp.com

Or

Investors:

Alliance Advisors, LLC

Alan Sheinwald, 914-244-0062

asheinwald@allianceadvisors.net

Tables Follow

CORDIA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
ASSETS	(unaudited)

Current Assets
Cash and cash equivalents	$ 626,597	$ 300,119
Cash - restricted	1,390,784	-
Accounts receivable, less allowance for doubtful accounts of
$4,133,423 (2005) and $627,158 (2004)	6,614,287	4,423,423
Prepaid expenses	785,620	324,420
Accrued usage receivable	442,725	263,014

TOTAL CURRENT ASSETS	9,860,013	5,310,976

Property and equipment, at cost
Office and computer equipment	608,735	236,597
Computer software	457,603	-
Leasehold Improvements	252,426	-

	1,318,764	236,597
Less: Accumulated depreciation/amortization	(239,791)	(59,182)

NET PROPERTY AND EQUIPMENT	1,078,973	177,415

Other Assets
Security deposits and other assets	194,483	59,064

TOTAL ASSETS	$ 11,133,469	$ 5,547,455

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$ 3,643,363	$ 3,316,121
Accrued expenses	4,061,675	2,154,910
Unearned income	1,374,283	867,728
Loans payable - other	57,000	57,000

TOTAL CURRENT LIABILITIES	9,136,321	6,395,759

Noncurrent Liabilities
Deferred rent	44,985	2,840

Commitments and Contingencies

Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value; 5,000,000 shares authorized,
1,275,000 shares issued and outstanding	1,275	-
Common stock, $0.001 par value; 100,000,000 shares authorized,
4,832,210 (2005) and 4,541,210 (2004) shares issued and outstanding	4,832	4,541
Additional paid-in capital	5,304,938	3,660,087
Accumulated deficit	(3,262,884)	(4,459,774)

	2,048,161	(795,146)
Less: Treasury stock, at cost, 117,694 (2005) and 77,694 (2004) common shares	(95,998)	(55,998)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,952,163	(851,144)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 11,133,469	$ 5,547,455

CORDIA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Telecommunications Revenue	$30,453,742	$6,674,533	$11,516,174	$3,276,862
Other	570,521	450,661	195,808	134,945

	31,024,263	7,125,194	11,711,982	3,411,807

Operating Expenses
Resale and Wholesale Line Charges	15,965,714	3,217,955	5,962,601	1,619,574
Sales and Marketing	3,520,247	1,333,616	1,392,772	685,285
Provision for Doubtful Accounts	3,766,457	262,826	1,457,057	193,117
General and Administrative	6,239,013	2,403,067	2,322,939	880,415
Depreciation	183,734	31,119	94,954	13,087

	29,675,165	7,248,583	11,230,323	3,391,478

Operating Income (Loss)	1,349,098	(123,389)	481,659	20,329

Other Income (Expenses)
Other (expense)	(47,792)	(17,808)	(33,326)	(16,554)
Net Interest Income (expense)	17,999	(7,843)	10,169	(2,096)

	(29,793)	(25,651)	(23,157)	(18,650)

Net Income (Loss)	$ 1,319,305	$(149,040)	$ 458,502	$ 1,679

Basic Income (Loss) per share	$ 0.29	$ (0.03)	$ 0.10	$ -

Weighted Average Common Shares Outstanding	4,530,397	4,806,579	4,580,580	4,504,808

Diluted Income (Loss) per share	$ 0.21	$ (0.03)	$ 0.07	$ -

Weighted Average Common and Common Equivalent Shares Outstanding	6,183,236	4,806,579	6,585,351	4,504,808

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